Exhibit 99.1

MKS Announces Closing of Private Offering of €1 Billion of 4.250% Senior Notes and Refinancing of Term Loan Facility

ANDOVER, MA, February 4, 2026 – MKS Inc. (NASDAQ: MKSI) (“MKS”) today announced the closing of its private offering (the “offering”) of €1.0 billion aggregate principal amount of 4.250% senior notes due 2034 (the “notes”).

In addition, MKS announced that it has completed the previously announced refinancing of its existing $2.2 billion U.S. dollar tranche B term loan, €587 million euro tranche B term loan and $675 million revolving credit facility with a new $914 million U.S. dollar tranche B term loan, €587 million euro tranche B term loan and $1.0 billion revolving credit facility. The refinancing resulted in (i) an extension of the maturity of the above-described term loan facility to 2033 and the revolving credit facility to 2031 and (ii) a reduction of the interest rate for (a) the U.S. dollar tranche B term loan from SOFR plus a margin of 200 basis points to SOFR plus 175 basis points, (b) the euro tranche B term loan from EURIBOR plus a margin of 250 basis points to EURIBOR plus 200 basis points and (c) the revolving credit facility from SOFR plus a margin of 250 basis points to SOFR plus 175 basis points. The refinancing also eliminated the credit spread adjustment applicable to SOFR borrowings under the revolving credit facility, which previously added 10 basis points, 15 basis points, and 25 basis points to one-month, three-month and six-month interest periods, respectively.

MKS used the net proceeds from the offering, together with cash on hand, to prepay approximately $1.3 billion of its U.S. dollar tranche B term loan.

The combined actions described above diversify MKS’ capital structure, replace a portion of its secured debt with unsecured debt, extend its debt maturities and reduce its interest expense. Based on current interest rates, MKS expects that the annualized cash interest savings from the combined actions will be approximately $27 million.

The notes were offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The offer and sale of the notes have not been and will not be registered under the Securities Act or any state securities laws and such securities may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of, any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such state or jurisdiction.

Safe Harbor for Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, MKS’ expectation with respect to annualized cash interest savings from the transactions described in this press release. These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Forward-looking statements are not promises or guarantees of future performance and are subject to a variety of risks and uncertainties, many of which are beyond MKS’ control. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond MKS’ control including, without limitation, market risks and uncertainties and other important risks and factors described in MKS’ Annual Report on Form 10-K for the year ended December 31, 2024, any subsequent Quarterly Reports on Form 10-Q, the final offering memorandum related to the offering and in subsequent filings made by MKS with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date hereof, and, except as required by law, MKS undertakes no obligation to update or revise these forward-looking statements.

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MKS Investor Relations Contact:

Paretosh Misra

Vice President, Investor Relations

Telephone: (978) 284-4705

Email: paretosh.misra@mks.com

Press Relations Contacts:

Bill Casey

Vice President, Marketing

Telephone: (630) 995-6384

Email: press@mksinst.com

Kerry Kelly, Partner

Kekst CNC

Email: kerry.kelly@kekstcnc.com